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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - JANUARY 11, 2002



                               MARKET AMERICA INC.
             (Exact name of registrant as specified in its charter)





        NORTH CAROLINA                  000-23250               56-1784094
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)



              1302 PLEASANT RIDGE ROAD, GREENSBORO, NORTH CAROLINA 27409 (Address of principal executive offices, including zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (336) 605-0040









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         ITEM 5.      OTHER EVENTS

                  On January 11, 2002, Market America Inc. ( "Market America") issued a press release announcing that it had accepted a previously announced proposal to take the company private at a price of $8.00 per share. The proposal is from a management group led by President and Chief Executive Officer, James
H. Ridinger. The transaction is subject to the approval of a majority of the shares held by Market America's unaffiliated shareholders. Mr. Ridinger holds approximately 77% of Market America's common stock. The Board of Directors of Market America authorized the preparation of merger agreement and proxy materials for a special meeting of shareholders anticipated to be scheduled for June, 2002 following clearance of such proxy materials by the Securities and Exchange Commission.

         ITEM 7.      EXHIBITS

                  (c) The following are furnished as exhibits to this report:

                  99.1 Press Release, dated January 11, 2002, issued by Market America Inc.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated:  January 14, 2002



                                                 MARKET AMERICA, INC.



                                                 By:  /s/ James H. Ridinger
                                                      -----------------------
                                                 Name:    James H. Ridinger
                                                 Title:   Chairman of the Board,
                                                          President and Chief
                                                          Executive Officer


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                                 EXHIBIT INDEX


Exhibit    Description
-------    -----------
99.1       Press Release, dated January 11, 2002, issued by Market America, Inc.